UNITED STATES


              SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C.   20549


                           Form 8-K


                        CURRENT REPORT

            PURSUANT TO SECTION 13 or 15(d) OF THE
               SECURITIES EXCHANGE ACT OF 1934



 Date of Report (Date of earliest event reported)        March 16, 1999
                                                         --------------


                    POTOMAC ELECTRIC POWER COMPANY
-----------------------------------------------------------------------
      (Exact name of registrant as specified in its charter)




 District of Columbia and Virginia      1-1072            53-0127880
-----------------------------------  -------------   -------------------
  (State or other jurisdiction of    (Commission     (I.R.S. Employer
   incorporation)                     File Number)   Identification No.)



 1900 Pennsylvania Avenue, N. W., Washington, D.C.              20068
---------------------------------------------------           ----------
      (Address of principal executive offices)                (Zip Code)




 Registrant's telephone number, including area code       (202) 872-3526
                                                          --------------

 _______________________________________________________________________
     (Former Name or Former Address, if Changed Since Last Report)

                                                               Pepco
                                                               Form 8-K

 Item 5.   Other Events
 -------   ------------

     On March 15, 1999, Potomac Electric Power Company (the "Company") filed an application with the District of Columbia Public Service Commission ("D.C. Commission") requesting D.C. Commission approval for the Company to sell all of its plants, facilities and equipment used in the generation of electricity and its other rate-based assets that are not required for the provision of electric transmission and distribution services located in the District of Columbia, Maryland and elsewhere (collectively, the "generation assets").

     Approval by the D.C. Commission of the sale of the generation assets is a condition to the Agreement of Stipulation and Settlement ("Maryland Agreement") concerning the Company's Maryland stranded cost adjudication proceeding, an element of the transition to electricity competition in Maryland. In its filing before the D.C. Commission, the Company requests approval to sell the generation assets, irrespective of whether the D.C. Commission orders retail electric competition in the District of Columbia.

 Divestiture of Generation Assets
 --------------------------------

     The Company currently owns more than 6,000 megawatts of generating capacity, which is provided by six Company-owned, fossil-fueled power plants (of which two are located in Washington, D.C., three are located in Maryland and one is located in Virginia) and one partially-owned (9.72%) fossil-fueled plant in Pennsylvania. The Company also has purchased capacity totaling over 760 megawatts under long-term contracts.

     In its filing, the Company seeks D.C. Commission approval to sell its generation assets through an auction process. The generation assets to be sold will include the Company's purchase power contracts, unless the inclusion of such assets in the sale will result in the total value received being significantly less or unless the Company is not legally free to sell such assets. Any power purchase contract not included in the sale of generation assets would become a distribution asset of the Company.

                                                              Pepco
                                                              Form 8-K


     The Company has requested that the D.C. Commission grant expedited consideration of its request to sell the generation assets. The Company has committed to initiate the auction process ninety days after receiving Commission approval for the sale. Under the Maryland Agreement, the Company is obligated to make a good faith effort to close the sale of the generation assets by July 1, 2000. If all required regulatory approvals are not obtained by January 1, 2000, the Maryland Agreement will terminate.

 Proposed Freeze on Electricity Price
 ------------------------------------

     As part of the application, the Company proposes that following the closing of the sale of its generation assets and the application of the proceeds from the sale, both the supply and delivery components of the Company's retail prices in the District of Columbia will be frozen at then-existing levels and the fuel adjustment clause will be eliminated for four years. After four years from the sale of the assets, the Company will no longer have the obligation to supply electricity at the frozen rate. Supply prices would then be set by the competitive marketplace and delivery prices would be determined by regulators. If the Commission implements customer choice subsequent to the sale of the assets, the rate freeze will still terminate four years after the asset sale.

 Application of Sale Proceeds
 ----------------------------

     If the pre-tax net proceeds allocable to the District of Columbia from the sale of the generation assets are less than the then-current net book value of the generation assets ("book value"), the Company proposes that the unretired balance plus generation-related regulatory assets will be amortized and collected from District of Columbia customers through a charge on customers receiving distribution services from the Company such that rates will not increase.

                                                                Pepco
                                                                Form 8-K



     If the pre-tax net proceeds from the sale of the generation assets exceed both the book value plus the value of the regulatory assets and, if not sold, the purchased power commitments, the portion of the remaining proceeds that are allocable to the District of Columbia would be distributed to the Company's District of Columbia customers in the form of a credit on their charges for delivery service using the same formula that is included in the Maryland Agreement.


                                      Percentage of District of Columbia
                                         Allocation Distributed to
    Excess Pre-Tax Net Proceeds         District of Columbia Customers
    ---------------------------       ----------------------------------
    $100 million or less                             70%

    Next $100 million                                60%

    Any amount over
      $200 million                                   50%


     The period of time over which the charge or the credit would be applied has not yet been determined.


                                *       *       *

     The implementation of the sale of the generation assets is subject to a number of conditions, including approval of the Maryland Agreement by the Maryland Commission without any changes or conditions, as well as acceptable legislative action by the Maryland General Assembly and approval of the D.C. Commission. There is no assurance that any or all of the conditions to the Maryland Agreement will be satisfied or, if satisfied, the timeframes within which such conditions will be satisfied.

                                                             Pepco
                                                             Form 8-K



     The information in this Form 8-K contains forward looking statements, as defined by the Private Securities Litigation Act of 1995, with regard to matters that could have an impact on the future operations, financial results or financial condition of the Company. These statements, including targeted dates for the occurrence of various events, are based on the current expectations, estimates or projections of management and are not guarantees of future performance or future occurrences. Actual results may differ materially from those anticipated by the forward looking statements, depending on the occurrence or nonoccurrence of future events or conditions that are difficult to predict and in many cases are beyond the control of the Company, such as the actions that will be taken by the PSC, the D.C. Commission, the Maryland General Assembly, and other regulatory authorities, as well as actions by the Company's prospective competitors and other interested parties.


                                    Signatures

     Pursuant to the requirements of the Securities Exchange Act of

 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     Potomac Electric Power Company
                                     ------------------------------
                                               (Registrant)


                                          /s/ D. R. WRAASE
                                    By ___________________________
                                            Dennis R. Wraase
                                        Senior Vice President and
                                         Chief Financial Officer

 March 16, 1999
 --------------
      DATE

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